Exhibit 99.1

IA GLOBAL ANNOUNCES THE RESIGNATION OF ERIC LA CARA FROM THE BOARD OF DIRECTORS

SAN FRANCISCO, CA. November 16, 2009/Business Wire

IA Global Inc. (NYSE AMEX US: IAO) (the “Company”) announced today the resignation of Eric La Cara, an independent director, from the Company’s Board of Directors effective November 11, 2009. Mr. La Cara’s resignation from the Board was not due to any disagreement with the Company relating to the Company’s operations, policies or practices.

About IA Global, Inc.

IA Global is a Business Process Outsourcing (“BPO”) and financial services corporation targeting the B2B and B2C markets in the Asia Region. The Company is seeking to expand its investments in the BPO, B2B and financial services sectors. In Japan, IA Global is the 100% owner, except as disclosed, of Global Hotline, Inc., a BPO organization, which operates several major call centers providing primarily outbound telemarketing services for telecommunications and insurance companies. In the Philippines, IA Global operates as Global Hotline Philippines Inc., a BPO organization, providing inbound and outbound telemarketing services, as well as collocation facilities, to a variety of industries. In the Asia region, the Company has an equity investment of 20.25% in Slate Consulting Co Ltd.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this press release reflect the good faith judgment of our management and are based on facts and factors currently known to us. Forward-looking statements are subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements as a result of either the matters set forth or incorporated in this press release generally or certain economic and business factors, some of which may be unknown to and/or beyond the control of IA Global. Specifically, we are exposed to various risks related to legal claims, our need for additional financing, our level of indebtedness, our NYSE AMEX listing, our investment in Taicom Securities Co Ltd., declining economic conditions, our Global Hotline business, our controlling shareholder groups, the sale of significant numbers of our shares and volatility in the market price of our common stock. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake, and we expressly disclaim, any obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.